SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Commission file number 1-10308

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                      October 14, 1998 (September 29, 1998)
               (Date of Report (date of earliest event reported))


                               Cendant Corporation
             (Exact name of Registrant as specified in its charter)


           Delaware                                                06-0918165
(State or Other Jurisdiction of                                 (IRS Employer
Incorporation or Organization)                               Identification No.)

         6 Sylvan Way,
     Parsippany, New Jersey                                           07054
(Address of Principal Executive Office)                            (Zip Code)


                                 (973) 428-9700
              (Registrant's telephone number, including area code)



                                      None
       (Former name, former address and former fiscal year, if applicable)









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Item 2.     Acquisition or Disposition of Assets

As previously reported, on April 27, 1998, Cendant Corporation (the "Company") completed the acquisition of National Parking Corporation Limited ("NPC") for $1.6 billion in cash, which included the repayment of approximately $227 million of outstanding NPC debt. NPC is comprised of two substantial operating subsidiaries: National Car Parks and Green Flag. National Car Parks is the largest private (nonmunicipal) single car park operator in the United Kingdom ("UK") and Green Flag operates the third largest roadside assistance group in the UK and offers a wide-range of emergency support and rescue services. The Company funded the NPC acquisition with borrowings under its revolving credit facilities.

     On September 29, 1998, the Company filed an amended Annual Report on Form 10-K/A for the year ended December 31, 1997 which included restated financial statements for 1995, 1996 and 1997. As a result of the restatement of such financial statements, the results of operations of NPC meet the materiality test of Rule 3-05 of Regulation S-X. Accordingly, the Company expects to file audited financial statements of NPC and pro forma financial statements of the Company giving effect to the acquisition of NPC within 60 days of this filing.


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


                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CENDANT CORPORATION




                                           By:   /s/ James E.  Buckman
                                                 James E.  Buckman
                                                 Senior Executive Vice President
                                                 and General Counsel



Date: October 14, 1998














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